Exhibit 99.1

Endeavor Releases First Quarter 2024 Results

Beverly Hills, CA (May 9, 2024) – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor”, or the “Company”), a global sports and entertainment company, today released its financial results for the quarterly period ended March 31, 2024.

Highlights

•	$1.850 billion in Q1 2024 revenue

•	Growth across Owned Sports Properties from live event ticket sales and partnerships at TKO Group Holdings, Inc. (NYSE: TKO) and Professional Bull Riders (“PBR”)

•	Strength within events and experiences, including the Miami Open, Barrett-Jackson, and at On Location

•	In April, concluded our review of strategic alternatives with the announcement of a definitive agreement to be acquired by Silver Lake, the global leader in technology investing

Q1 2024 Consolidated Financial Results

•	Revenue: $1.850 billion

•	Net loss: $303.5 million

•	Adjusted EBITDA: $374.1 million

“This quarter, Endeavor benefited from brisk demand for our sports and entertainment content, live events, and premium experiences,” said Ariel Emanuel, CEO, Endeavor. “We remain focused on maintaining our momentum through the year while working toward the close of our take-private transaction with Silver Lake.”

Segment Operating Results

•

Owned Sports Properties segment revenue was $685.4 million for the quarter, up $332.1 million, or 94.0%, compared to the first quarter of 2023. The increase in revenue was primarily attributed to the acquisition of WWE in September 2023, which contributed $317 million in revenue during the first quarter, and revenue increases at UFC across partnerships, live events, and consumer products licensing, partially offset by lower revenue from holding one less numbered event compared to the prior year period. Segment results also benefited from increased ticket sales and partnerships at PBR and increased revenue from PBR’s team series. The segment’s Adjusted EBITDA was $299.0 million, up $113.3 million, or 61.0%, year-over-year.

•

Events, Experiences & Rights segment revenue was $744.9 million for the quarter, down $55.9 million, or 7.0%, compared to the first quarter of 2023. Segment revenue was primarily impacted by a decrease of $90 million from the sale of IMG Academy in June 2023, as well as by the timing of media rights associated with certain biennial events that took place in the first quarter of 2023 that did not occur in the first quarter of 2024. These were partially offset by increases from On Location, the Miami Open, and growth from other events, including Barrett-Jackson’s Scottsdale event. The segment’s Adjusted EBITDA was $95.9 million for the quarter, down $12.1 million, or 11.2%, year-over-year.

•

Representation segment revenue was $345.3 million for the quarter, down $4.9 million, or 1.4%, compared to the first quarter of 2023. Segment revenue was primarily impacted by certain fashion projects that took place in the first quarter of 2023 that did not occur in the first quarter of 2024, partially offset by growth in WME’s music, talent, sports, and comedy divisions. Adjusted EBITDA was $65.2 million for the quarter, down $19.0 million, or 22.6%, year-over-year.

•

Sports Data & Technology segment revenue was $90.7 million for the quarter, down $10.1 million, or 10.1%, compared to the first quarter of 2023. Segment revenue was primarily impacted by the loss of certain data rights at IMG ARENA, offset by growth across clients at OpenBet. The segment’s Adjusted EBITDA was $(9.5) million for the quarter, down $13.9 million year-over-year.

Balance Sheet and Liquidity

At March 31, 2024, cash and cash equivalents totaled $778.6 million, compared to $1.167 billion at December 31, 2023. Total debt was $5.010 billion at March 31, 2024, compared to $5.028 billion at December 31, 2023.

For further information regarding the Company’s financial results, as well as certain non-GAAP financial measures, and the reconciliations thereof, please refer to the following pages of this release or visit the Company’s Investor Relations site at investor.endeavorco.com.

Silver Lake Transaction

On April 2, 2024, Endeavor announced that it entered into a definitive agreement to be acquired by Silver Lake, the global leader in technology investing, in partnership with the Endeavor management team and additional anchor investors. Under the terms of the agreement, Silver Lake will acquire 100% of the outstanding shares it does not already own, other than rolled interests. Endeavor stockholders will receive $27.50 per share in cash. The merger agreement requires the Company to, in each calendar quarter prior to the closing, declare and pay a dividend in respect of each issued and outstanding share of the Company’s Class A common stock at a price equal to $0.06 per share. The transaction is subject to the satisfaction of customary closing conditions and required regulatory approvals. No other stockholder approval is required. The transaction is expected to close by the end of the first quarter of 2025.

Webcast Details

Following the recent announcement of Endeavor’s definitive agreement to be acquired by Silver Lake, the company will not be hosting an earnings conference call.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the expected take-private of the Company by Silver Lake; the payment to be made to the Company’s stockholders; and the expected timing of the closing of the transaction. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: risks related to the Company’s potential transaction with Silver Lake; changes in public and consumer tastes and preferences and industry trends; impacts from changes in discretionary and corporate spending on entertainment and sports events due to factors beyond our control, such as adverse economic conditions, on our operations; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; Endeavor’s reliance on its professional reputation and brand name; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; Endeavor’s ability to effectively manage the integration of and recognize economic benefits from businesses acquired, its operations at its current size, and any future growth; failure to protect the Company’s IT systems and confidential information against breakdowns, security breaches, and other cybersecurity risks; risks related to Endeavor’s gaming business and applicable regulatory requirements; risks related to Endeavor’s organization and structure; risks related to the business combination of UFC and WWE into TKO; and other important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor (NYSE: EDR) is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events, and experiences. The Endeavor network specializes in talent representation through entertainment agency WME; sports operations and advisory, event management, media production and distribution, and brand licensing through IMG; live event experiences and hospitality through On Location; full-service marketing through global cultural marketing agency 160over90; and sports data and technology through OpenBet. Endeavor is also the majority owner of TKO Group Holdings (NYSE: TKO), a premium sports and entertainment company comprising UFC and WWE.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls and webcasts, as well as our Investor Relations site at investor.endeavorco.com. We may also use our website as a distribution channel of material Company information. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

ENDEAVOR GROUP HOLDINGS, INC.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$1,850,284	$1,596,837
Operating expenses:
Direct operating costs	844,610	724,282
Selling, general and administrative expenses	1,096,246	669,213
Depreciation and amortization	156,349	66,751
Impairment charges	64,196	—

Total operating expenses	2,161,401	1,460,246

Operating (loss) income	(311,117)	136,591
Other (expense) income:
Interest expense, net	(96,559)	(85,097)
Tax receivable agreement liability adjustment	(2,444)	2,344
Other (expense) income, net	(2,922)	24,433

(Loss) income before income taxes and equity losses of affiliates	(413,042)	78,271
(Benefit from) provision for income taxes	(111,834)	35,470

(Loss) income before equity losses of affiliates	(301,208)	42,801
Equity losses of affiliates, net of tax	(2,263)	(6,546)

Net (loss) income	(303,471)	36,255
Less: Net (loss) income attributable to non-controlling interests	(166,131)	28,224

Net (loss) income attributable to Endeavor Group Holdings, Inc.	$(137,340)	$8,031

(Loss) earnings per share of Class A common stock:
Basic	$(0.46)	$0.03
Diluted	$(0.46)	$0.03
Weighted average number of shares used in computing (loss) earnings per share:
Basic	300,460,640	291,936,777
Diluted(1)	300,460,640	295,285,241

(1)

The diluted weighted average number of shares of 300,460,640 for the three months ended March 31, 2024, included only weighted average Class A common shares outstanding, and did not include any additional shares from securities which had an anti-dilutive impact on the calculation of loss per share.

Securities that are anti-dilutive for the three months ended March 31, 2024, are additional shares based on an assumed exchange of Endeavor Manager Units and Endeavor Operating Units into 150,699,834 shares, as well as additional shares from Stock Options, RSUs, Endeavor Profits Units, and redeemable non-controlling interests.

ENDEAVOR GROUP HOLDINGS, INC.

Segment Results

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2024	2023
Revenue:
Owned Sports Properties	$685,425	$353,289
Events, Experiences & Rights	744,897	800,786
Representation	345,347	350,240
Sports Data & Technology	90,710	100,859
Eliminations	(16,095)	(8,337)

Total Revenue	$1,850,284	$1,596,837

Adjusted EBITDA:
Owned Sports Properties	$298,972	$185,671
Events, Experiences & Rights	95,911	107,991
Representation	65,197	84,206
Sports Data & Technology	(9,458)	4,472
Corporate	(76,536)	(75,948)

ENDEAVOR GROUP HOLDINGS, INC.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$778,643	$1,166,526
Restricted cash	322,377	278,456
Accounts receivable (net of allowance for doubtful accounts of $67,449 and $66,650, respectively)	1,087,852	939,790
Deferred costs	656,122	627,170
Other current assets	558,023	452,605

Total current assets	3,403,017	3,464,547
Property and equipment, net	950,207	944,907
Operating lease right-of-use assets	435,818	320,395
Intangible assets, net	5,099,843	5,212,365
Goodwill	10,081,052	10,151,839
Investments	404,210	397,971
Deferred income taxes	433,081	430,765
Other assets	705,515	621,984

Total assets	$21,512,743	$21,544,773

LIABILITIES, REDEEMABLE INTERESTS AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$608,855	$587,608
Accrued liabilities	835,996	710,725
Current portion of long-term debt	54,753	58,894
Current portion of operating lease liabilities	68,275	76,229
Deferred revenue	798,192	807,568
Deposits received on behalf of clients	308,601	262,436
Current portion of tax receivable agreement liability	120,527	156,155
Other current liabilities	132,595	137,330

Total current liabilities	2,927,794	2,796,945

Long-term debt	4,955,400	4,969,417
Long-term operating lease liabilities	409,894	287,574
Long-term tax receivable agreement liability	718,643	834,298
Deferred tax liabilities	526,505	528,049
Other long-term liabilities	560,895	405,979

Total liabilities	10,099,131	9,822,262

Commitments and contingencies
Redeemable non-controlling interests	229,287	215,458
Shareholders’ Equity:
Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 301,534,075 and 298,698,490 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	3	3
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Class X common stock, $0.00001 par value; 4,983,448,411 and 4,983,448,411 shares authorized; 165,893,113 and 166,569,908 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	1	1
Class Y common stock, $0.00001 par value; 989,681,838 and 989,681,838 shares authorized; 225,897,909 and 225,960,405 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	4,955,083	4,901,922
Accumulated deficit	(272,473)	(117,065)
Accumulated other comprehensive loss	(20,543)	(157)

Total Endeavor Group Holdings, Inc. shareholders’ equity	4,662,073	4,784,706
Nonredeemable non-controlling interests	6,522,252	6,722,347

Total shareholders’ equity	11,184,325	11,507,053

Total liabilities, redeemable interests and shareholders’ equity	$21,512,743	$21,544,773

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted EBITDA Margin.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs and settlements, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings (losses), tax receivable agreement (“TRA”) liability adjustment, and certain other items, when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes and the TRA, which may not be comparable with other companies based on our tax and corporate structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect any cash requirement for such replacements or improvements; and

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA and Adjusted EBITDA margin along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss) as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA and Adjusted EBITDA margin as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

ENDEAVOR GROUP HOLDINGS, INC.

Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2024	2023
Net (loss) income	$(303,471)	$36,255
(Benefit from) provision for income taxes	(111,834)	35,470
Interest expense, net	96,559	85,097
Depreciation and amortization	156,349	66,751
Equity-based compensation expense (1)	61,683	78,691
Merger, acquisition and earn-out costs (2)	25,556	14,534
Certain legal costs (3)	11,302	2,422
Legal settlement (4)	335,000	—
Restructuring, severance and impairment (5)	92,652	8,200
Fair value adjustment—equity investments (6)	(120)	(713)
Equity method losses—Fifth Season (7)	3,734	8,523
Tax receivable agreement liability adjustment (8)	2,444	(2,344)
Other (9)	4,232	(26,494)

Adjusted EBITDA	$374,086	$306,392

Net (loss) income margin	(16.4%)	2.3%
Adjusted EBITDA margin	20.2%	19.2%

(1)	Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans.

The decrease for the three months ended March 31, 2024 as compared to the three months ended March 31, 2023 was primarily due to awards granted at the initial public offering under the Endeavor Group Holdings, Inc.’s 2021 Incentive Award Plan becoming fully vested partially offset by awards granted under the new TKO equity plan and the WWE plan assumed in connection with the business combination of UFC and WWE. Equity-based compensation was recognized in all segments and Corporate for three months ended March 31, 2024 and 2023.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to retain our employees.

Such costs for the three months ended March 31, 2024 primarily related to professional advisor costs, which were approximately $22 million and includes approximately $17 million of costs related to our evaluation of strategic alternatives, and related to our Representation and Owned Sports Properties segments and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $4 million, which primarily related to our Events, Experiences & Rights, Representation and Sports Data & Technology segments.

Such costs for the three months ended March 31, 2023 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $8 million, which primarily related to our Events, Experiences & Rights and Representation segments. Professional advisor costs were approximately $5 million and related to all of our segments.

(3)	Includes costs related to certain litigation or regulatory matters in our Owned Sport Properties and Events, Experiences & Rights segments and Corporate.

(4)	Relates to a legal settlement in our Owned Sports Properties segment.

(5)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three months ended March 31, 2024 primarily relate to the goodwill impairment charge in our Sports Data & Technology segment, the impairment of an asset in our Events, Experiences & Rights segment, and the restructuring expenses in all of our segments.

Such costs for the three months ended March 31, 2023 primarily relate to the restructuring expenses in our Events, Experiences & Rights and Representation segments.

(6)	Includes the net change in fair value for certain equity investments with and without readily determinable fair values, based on observable price changes.

(7)	Relates to our share of losses for our investment in Fifth Season.

(8)	For the three months ended March 31, 2024 and 2023, includes a $2.4 million expense and a $2.3 million benefit for the TRA liability related to a change in estimates related to future TRA payments.

(9)

For the three months ended March 31, 2024, other was comprised primarily of losses of approximately $6 million on foreign currency exchange transactions, which related to all of our segments and Corporate; and a gain of approximately $1 million from the sale of an equity investment, which related to Corporate.

For the three months ended March 31, 2023, other was comprised primarily of gains of approximately $10 million on foreign currency exchange transactions, which related to all of our segments and Corporate; gains of approximately $6 million on the sales of certain businesses, which related to our Events, Experiences & Rights segment; a gain of approximately $5 million from the resolution of a contingency; and a gain of approximately $3 million related to change in the fair value of forward foreign exchange contracts, which related to our Events, Experiences & Rights segment and Corporate.